UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23, 2023

Apollo Asset Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.375% Series A Preferred Stock	AAM.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	AAM.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 23, 2023, Apollo Asset Management, Inc. (the “Company” or “AAM”) entered into an indenture (the “Indenture”), dated as of August 23, 2023, among (i) Apollo Global Management, Inc. (the “Issuer”), (ii) the other guarantors party thereto (together with the Company, the “Guarantors”), and (iii) U.S. Bank Trust Company, National Association, as trustee.

Pursuant to the Indenture, the Company and each other Guarantor thereto has agreed to fully and unconditionally, jointly and severally, guarantee the Issuer’s 7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053.

The foregoing is a summary of the Indenture and is qualified in its entirety by reference to the Indenture attached hereto as Exhibit 4.1, which is incorporated herein by reference as though it was fully set forth herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 8.01	Other Events

On August 23, 2023, the Company issued notices of redemption to redeem (i) all outstanding shares of the Company’s Series A Preferred Stock, par value $0.00001 per share, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”) and (ii) all outstanding shares of the Company’s Series B Preferred Stock, par value $0.00001 per share, with a liquidation preference of $25.00 per share (the “Series B Preferred Stock, together with the Series A Preferred Stock, referred to herein as the “AAM Preferred Stock”), at a redemption price per share equal to $25.00 (collectively, the “AAM Preferred Stock Redemption”). The AAM Preferred Stock Redemption is in accordance with the terms of the Company’s Second Amended and Restated Certificate of Incorporation.

The AAM Preferred Stock will be redeemed on September 22, 2023 (the “Redemption Date”). The regular quarterly dividend for the AAM Preferred Stock for the full current quarterly dividend period from and including June 15, 2023 to, but excluding, September 15, 2023, will be paid separately in the customary manner on September 15, 2023, to holders of record on September 1, 2023. Thereafter, the holders of record will receive an amount equal to declared and unpaid dividends from September 15, 2023 to, but excluding, the Redemption Date.

Upon redemption, the AAM Preferred Stock will no longer be outstanding and all rights with respect to such stock will cease and terminate, except the right to payment of the redemption price. The information contained in this Current Report on Form 8-K does not constitute a notice of redemption with respect to the AAM Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 23, 2023, among Apollo Global Management, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ASSET MANAGEMENT, INC.

Date: August 23, 2023	By:	/s/ Jessica L. Lomm
	Name:	Jessica L. Lomm
	Title:	Vice President and Secretary